Exhibit 10.4

February 24, 2017

Fred N. Reynolds

420 Throckmorton, Suite 750

Fort Worth, Texas  76101

RE:Revised Offer to Purchase

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

Dear Mr. Reynolds:

Reference is made to recent phone conversations whereby you indicated that  John B. Kleinheinz, Kleinheinz Capital Partners, Inc., GKK Husky, LLC, Husky Oklahoma, LLC and Strong Oil & Gas, Ltd. (collectively the “Kleinheinz Group”) had been submitted an offer to purchase all of the Kleinheinz Group’s leasehold and wellbore interest in  the Chisholm Trail Prospect area being all of Townships 19 North – Range 6, 7 & 8 West, Townships 18 North – Range 7 & 8 West and in the Prairie Grove Prospect, Township 19 North-Range 9 West, (the “Contract Lands”) located in Kingfisher County, Oklahoma, and asked if Gastar Exploration Inc. (Gastar) desires to submit an offer to purchase.  Please be advised that Gastar Exploration Inc.(Gastar) hereby offers the sum of $51,417,000.00 for acquisition of all right, title and interest of the Kleinheinz Group in and to the leasehold and wells (collectively, the “Assets”) in the aforementioned Contract Lands area of interest.  Our records indicate the Kleinheinz group jointly own approximately 5,713 net leasehold acres.

The material terms of Gastar’s offer to purchase are as follows:

•	Acquisition Price:The total consideration paid to Kleinheinz Group for the Assets shall be Fifty-One Million- Four Hundred and Seventeen Thousand dollars ($51,417,000.00).

•

Acquisition Interest:The Acquisition Price is based upon the record title ownership in the Assets.  Notwithstanding anything contained herein to the contrary, the Assets shall be free and clear of any subsequently created burdens or mortgages placed thereon by the Kleinheinz Group. The Kleinheinz Group shall deliver its current record title working interest and net revenue interest in the Assets via an Assignment and Bill of Sale, which shall be mutually agreeable to the Kleinheinz Group and Gastar.

Offer to Purchase,

February 24, 2017

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

•	Effective Date:The Effective Date of the transaction for all purposes shall be March 1, 2017 at 7:00 a.m. central daylight time.

•

Existing Wells-Post Closing:As of the effective date,  the interests in all existing wells currently owned by the Kleinheinz Group and, that it has  elected to participate in the drilling and completion of, in the Contract Lands, all revenues received and expenses incurred prior to the effective date  for the Kleinheinz Group, and for each party’s respective working interest percentage, will be placed in suspense until such time as all prior effective date revenues and expenses that have been accounted for by Gastar.  On or before, November 15, 2017, Gastar shall prepare and submit a Post-Closing Statement which shall reflect all adjustments and calculations of adjustments contemplated herein, together with reasonable documentation supporting all such calculations.   At this time, Gastar and each Kleinheinz group owner will settle, within fifteen (15) days, any imbalances that may be due any party.

•	Closing and Possession Date:The Closing will be held on or before March 22, 2017 (the “Closing Date”) at a location mutually agreeable to the parties.

•

Pre-Determined Gastar Sale Commitment:In the event Gastar sells the acquired Assets in their entirety prior to December 31, 2017, Gastar shall pay to the Kleinheinz Group a sum equal to fifteen percent (15%) of the Acquisition Price.

•

Further Assurances, Intent:It is the intent of the Kleinheinz Group to convey to Gastar all of Kleinheinz Group’s interests, legal, beneficial, or equitable in the Contract Lands for the Acquisition Price.  Kleinheinz Group agrees to execute and deliver to Gastar all instruments, conveyances, and other documents and to do such other acts not inconsistent with this agreement as may be necessary or advisable to carry out Kleinheinz Group’s intent.

•

Liquidated Damages and Specific Performance:  Gastar shall have the right to seek injunctive relief or to compel specific performance against the Kleinheinz Group to compel Closing.  Should Gastar fail to Close by the Closing Date, then on or before the third (3rd) business day after the Closing Date, or on a mutually agreed upon extension of the Closing Date, Gastar shall wire to the Kleinheinz Group’s designated accounts a total amount of five million one hundred forty one thousand seven hundred dollars ($5,141,700) which shall serve as liquidated damages.  Upon payment of the liquidated damages, this agreement shall terminate and there shall be no further damages or liabilities due the Kleinheinz Group from Gastar.

Offer to Purchase,

February 24, 2017

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

•

Assumed Legal Obligations:  Upon Closing, Gastar shall assume the Kleinheinz Group’s obligations and liabilities with regards to any existing lawsuits filed against the Assets, and will use its best reasonable efforts to have the Kleinheinz Group removed as a Co-Defendant in said lawsuits.

•

Participation Agreements:Upon Closing and to the extent they exist, all Participation Agreements/ Letter Agreements, and/or AMI agreements between the Kleinheinz Group and Gastar and/or Gastar’s predecessors in title, shall become null and void effective as of the Effective Date.

•	Confidentiality:The terms and conditions of this offer to purchase are to remain confidential.

If you are agreeable with the above terms and conditions, please indicate your acceptance in the space provided for below by 4:00 pm on March 3, 2017 or this offer letter shall become null and void.  In the event you should have any questions, please feel free to contact the undersigned at 713-739-0443 or hhansen@gastar.com or Richard Greer at 713-456-7101 or rgreer@gastar.com.  This letter agreement may be executed in counterparts.  If counterparts of this letter agreement are executed, the signature pages from each counterpart may be combined into one composite instrument for all purposes.  All counterparts together shall constitute only one letter agreement, but each counterpart shall be considered an original.

[The signature pages are the following pages.]

Sincerely,

GASTAR EXPLORATION INC.

/s/ Henry J. Hansen

Henry J. Hansen

Vice-President, Land

Offer to Purchase,

February 24, 2017

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

ACCEPTED AND AGREED TO ON THIS _2nd____DAY OF _March__________________, 2017.

JOHN B. KLEINHEINZ

/s/ John B. Kleinheinz____________________________________

BY: JOHN B. KLEINHEINZ

KLEINHEINZ CAPITAL PARTNERS, INC

/s/ John B. Kleinheinz_____________________________________

BY:  JOHN B. KLEINHEINZ

         PRESIDENT

Offer to Purchase,

February 24, 2017

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

ACCEPTED AND AGREED TO ON THIS _28th______DAY OF _February_______________, 2017.

GKK HUSKY, LLC

/s/ John C. Goff____________________________________

BY: Goff Capital Inc., its manager

        John C. Goff, President

Offer to Purchase,

February 24, 2017

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

ACCEPTED AND AGREED TO ON THIS _28th____DAY OF _February________________, 2017.

HUSKY OKLAHOMA, LLC

/s/ Richard Davidovich____________________________________

BY: Richard Davidovich, Manager

Offer to Purchase,

February 24, 2017

Kleinheinz Group

Chisholm Trail & Prairie Grove Areas

Kingfisher County, Oklahoma

ACCEPTED AND AGREED TO ON THIS _28th____DAY OF _February________________, 2017.

STRONG OIL AND GAS, LTD

/s/ Gary B. Strong_______________________________

BY: Strong Genpar, LC (its general partner)

        Gary B. Strong, MD, President